Warrant No. A-_________                    Warrant to Purchase ______
                                     Common Shares, $.0001 Par Value,
                                   Of Wallstreet Racing Stables, Inc.



                  WALLSTREET RACING STABLES, INC.
                 WARRANT TO PURCHASE COMMON SHARES

THIS CERTIFIES THAT, for value received _______________________

or registered assigns (Holder) is entitled to purchase, subject to the provisions of this Warrant, from WALLSTREET RACING STABLES, INC., a Colorado corporation (the "Company"), commencing as of the date of this Warrant and for a period thereafter set forth in this Warrant, _______ Common Shares of the Company, par value $.0001 per share ("Common Shares"). The number of Common Shares to be received upon the exercise of this Warrant and the price to be paid per share may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, as adjusted from time to time, and hereinafter sometimes referred to as Warrant Shares and the exercise price of a share of Common Shares in effect at any time as is adjusted from time to time is hereinafter sometimes referred to as the Exercise Price.
     (a)  EXERCISE OF WARRANT.  Subject to the provisions of Section
(f) hereof, the Holder is entitled to purchase an aggregate of Common Shares at an exercise price equal to $2.00 per share, commencing on the date hereof and continuing until April 30, 1998 (the "Exercise Period" or "Expiration Date"). Any Warrants remaining unexercised following expiration of the Exercise Period shall be void and of no further effect. The Warrants shall become void at 5:00 p.m. Mountain time on the Expiration Date, or if such date is a day on which banking institutions are authorized by the laws of the State of Colorado to close, then on the next succeeding day which shall not be such a day. The Warrants shall be exercisable by presentation and surrender thereof to the Company or at the office of its stock transfer agent, if any, with the Form of Election annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in that form, together with all Federal and state taxes applicable thereto and transfer fees, if any. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, together with payment of the Exercise
Price, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder.

     (b) RESERVATION OF SHARES. The Company hereby agrees that at all times, there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of its Common Shares as shall be required for issuance or delivery upon exercise of this Warrant.

     (c) EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares purchasable hereunder.
Except as restricted by law or as otherwise Provided herein, this Warrant and all rights hereunder are transferable by the Holder in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, with the Form of Assignment annexed hereto duly executed, to the Company or at the office of its stock transfer agent, if any, accompanied by payment of all transfer taxes, if any, payable in connection herewith; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument or assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new
Warrant executed and delivered shall be the legal, valid and binding obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF WHICH SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

     IN WITNESSS WHEREOF, the Company has caused this Warrant
Certificate to be signed by its President and by its Secretary, each by a facsimile of said officers' signatures, and has caused a facsimile of its corporate seal to be imprinted hereon.

WALLSTREET RACING STABLES, INC.


By: /s/ Raymond E. McElhaney
Raymond E. McElhaney, President

ATTEST:

/s/ Bill M. Conrad
Bill M. Conrad, Secretary



                       ADDITIONAL PROVISIONS

     (d) RIGHTS OF THE HOLDERS. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.
     (e) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Shares or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Commons Shares or record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.
    (f) RECLASSIFICATION, REORGANIZATION, OR MERGER. In the case of any reclassification, capital reorganization or other change outstanding Common Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Shares by way of dividend or other distribution or a subdividsion or combination), or in case of any consolidation or merger of the Company with or into another corporation
(other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares of the class issuable upon exercise of this Warrant) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property that would have been received by such Holder if he had owned the number of shares purchasable upon exercise of the Warrant at the time of such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments provided for in this Warrant. The foregoing provisions of this Section (f) shall similarly apply to successive reclassification, capital reorganizations and changes of Common Shares and to successive consolidations, mergers, sales or conveyances.
     (g) SHARES, SPLITS, OR COMBINATIONS. In the case the Company shall at any time subdivide or combine the outstanding Common Shares, the Exercise Price shall be proportionately decreased in the case of such subdivision or increased in the case of such combination on the date that such subdivision or combination shall become effective. The Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as set forth above, shall have required a change of the Exercise Price by at least $.10. Upon any adjustment of the Exercise Price, the holder of the Warrant shall thereafter be entitled to purchase, at the new Exercise Price, the number of Common Shares calculated to the nearest full share, obtained by multiplying the number of Common Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the New Exercise Price.
     (h)  TRANSFER TO COMPLY WITH THE 1933 ACT.
             (1) This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant, unless registered, may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Shares may legally be transferred pursuant to Section (c) hereof without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of this Section (h) with respect to any resale or other disposition of such securities.
            (2) The Company may cause the following legend to be set forth on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant not theretofore registered for distribution to the public, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT THE AVAILABILTY OF WHICH IS TO BE ESTABLISHED TO THE SATISIFACTION
     OF THE COMPANY.

     (i) APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with the law of the State of Colorado.

     (j)  EFFECTIVE DATE.  This Warrant shall be effective as of June 1996.

     Should the racing commission of any state or jurisdiction determine that a holder or beneficial owner of the Corporation's equity securities is required to be licensed and such person or entity shall fail or refuse to become licensed within 60 days of such determination, or should the Board of Directors of the Corporation conclude for just cause that the status of any person or entity as a stockholder of the Corporation jeopardizes its license or application for license, the Corporation shall have the right and option to acquire such person's shares of the Corporation at a price equal to the following amount:

     i. In the event the Corporation's stock is listed on Nasdaq at the time of election, the purchase price shall be equal to the mean between the closing bid and asked prices for the stock on the date immediately preceding the date notification is received by such stockholder of the Corporation's option to acquire his capital stock;

     ii. In the event the Corporation's stock is listed or quoted in any other recognized medium, such as OTC BULLETION BOARD or "pink sheets" maintained by the member of the NASD, the purchase price shall be equal to the last sales price for the Company's stock on the date immediately preceding receipt of notice by the stockholder;

     iii. In the event no recognized medium for quotation or trading exists for the stock, the purchase price shall be equal to the purchase price paid by the investor, as evidenced by reasonably acceptable evidence including canceled checks, wire transfer or other evidence of consideration paid.








                WALLSTREET RACING STABLES, INC.
                        FORM OF ELECTION

(To be executed by the Registered Holder if he desires to exercise
     Warrants evidenced by the within Warrant Certificate)

TO: WALLSTREET RACING STABLES, INC.

  The undersigned hereby irrevocably elects to exercise ________________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder _________________________ full Common Shares issuable upon exercise of said Warrants and delivery of $ ______________________ and any applicable taxes.

  The undersigned requests that certificates for such shares be issued in the name of:

_________________________________________      PLEASE INSERT SOCIAL SECURITY
     (Please print name and address)           OR TAX IDENTIFICATION NUMBER:

_________________________________________      ______________________________

_________________________________________

If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

_________________________________________      PLEASE INSERT SOCIAL SECURITY
     (Please print name and address)           OR TAX IDENTIFICATION NUMBER:

_________________________________________      ______________________________

_________________________________________

Dated:  ___________________________            Signature:____________________


NOTICE:   The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.


Signature Guaranteed: ____________________________________

SIGNATURES MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.








                WALLSTREET RACING STABLES, INC.
                       FORM OF ASSIGNMENT

     (To be executed by the Registered Holder if he desires to assign
          Warrants evidenced by the within Warrant Certificate)

FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto _________________________, (#) _____________________
Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said Warrant evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated: ______________________________    _____________________________________
                                         (Signature)

                                         _____________________________________
                                         (Please Print Name)

NOTICE:   The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.


Signature Guaranteed: ____________________________________

SIGNATURES MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.